EXHIBIT 99.1
PROGENICS PHARMACEUTICALS ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON STOCK
          TARRYTOWN, N.Y. – September 20, 2007 – Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) announced today the pricing of an underwritten public offering of 2,600,000 shares of its common stock pursuant to an effective shelf registration statement. UBS Investment Bank, CIBC World Markets and Morgan Stanley acted as joint book-running managers for the offering. The price to the public is $23.15, and proceeds to the Company from the offering, net of underwriting discounts and commissions and expenses, are expected to be approximately $57.1 million. Progenics intends to use the net proceeds from this offering to fund clinical trials of its product candidates, for research and development programs, and for other corporate purposes. The Company has granted to the underwriters of the offering an option to purchase an additional 390,000 shares to cover over-allotments in the offering, if any. All of the shares in the offering are being sold by Progenics.
          A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. A final prospectus supplement and related prospectus concerning this offering may be obtained from UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171 or from CIBC World Markets Corp., Attn: USE Prospectus Department, 425 Lexington Ave, 5th floor, New York, New York 10017 or by e-mailing useprospectus@us.cibc.com or from Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014, attention: Prospectus Department, or by e-mailing prospectus@morganstanley.com.
          This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About the Company
          Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company’s principal programs are directed toward gastroenterology, virology and oncology. The Company has three formulations of methylnaltrexone and its PRO 140 product candidate in clinical development, and several other product candidates are in preclinical development.
PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of September 20, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words “anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks

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and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.
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